Exhibit 99.1

Avnet to Acquire French Value-added Distributor Amosdec SAS
Substantially Increasing Its Presence and Solutions Capability in France

Phoenix, Ariz., May 17, 2011 – Avnet, Inc. (NYSE:AVT) announced today that it has entered into a definitive agreement to acquire the value-added IT distributor Amosdec SAS. Founded in 1990, Amosdec is a leader in the field of virtualization and storage management solutions throughout France. During the 2010 calendar year, Amosdec generated revenue of approximately US$90 million. The transaction, which is subject to regulatory approval, is expected to close in July 2011. This acquisition is expected to be immediately accretive to earnings and achieve Avnet’s return on capital goal of 12.5% within two years.

Graeme Watt, president of Avnet Technology Solutions, Europe, Middle East and Africa (EMEA), commented, “The acquisition of Amosdec will significantly strengthen Avnet Technology Solutions’ position in France, the third largest IT market in Europe. Amosdec’s excellent leadership team and talented employees along with its strong market position with VMware and NetApp provides us with the opportunity to further develop our software, storage, and services portfolio throughout EMEA.”

Headquartered in Paris, Amosdec offers technical consultancy and training, pre-sales support and installation services to its 500+value-added reseller (VAR) partners. Amosdec is recognized for its expertise in VMware virtualization technology and for its leadership in introducing new VMware ecosystem solutions in France. Upon completion of the acquisition, Amosdec will be integrated into Avnet Technology Solutions, EMEA, an IT solutions distribution leader.

Mr. Watt continued, “Amosdec’s in-depth expertise in software and services, combined with Avnet’s strength in the data center, further expands our value proposition for reseller partners and suppliers in Europe. By identifying and delivering integrated solutions, we will be able to help our partners take advantage of new business opportunities with cost effective solutions that deliver the highest value to our trading partners.”

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “intend,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT), a Fortune 500 Company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com

Avnet Technology Solutions Media Contact
Linda Patterson, +44 (0)1344 662091
Marketing Director
Linda.patterson@avnet.com